FOR IMMEDIATE RELEASE                                CONTACT:
                                                     Michael J. Simmons
                                                     Chief Financial Officer
                                                     PLATINUM SOFTWARE
                                                     (714) 453-4000
                                                     msimmons@platsoft.com





                    PLATINUM SOFTWARE CORPORATION ANNOUNCES
                       THIRD QUARTER FISCAL 1997 RESULTS



         IRVINE, Calif., April 22, 1997 -- Platinum Software Corporation (NASDAQ: PSQL) today reported its financial results for the third quarter of fiscal year 1997. Revenues for the third quarter of fiscal 1997, ended March 31, 1997, were $14.0 million as compared to revenues of $8.4 million for the third quarter of fiscal 1996. A net profit of $0.6 million or $.03 per share was reported for the third quarter of fiscal 1997, as compared to a net loss of $14.5 million or $.97 per share, including a $4.2 million charge for restructuring, for the same quarter a year ago. The company's balance sheet as of March 31, 1997, showed cash, cash equivalents and short-term investments of $15.7 million, accounts receivable of $8.4 million and deferred revenue of $9.8 million.

                                    - more -
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PLATINUM ANNOUNCES RESULTS                                                   2

         George Klaus, chairman of the board, president and chief executive officer said, "Our third fiscal quarter is our fourth consecutive quarter with quarterly revenue growth. The March quarter is a seasonably weak quarter for the software sector. The quarter's revenue growth and our return to profitability are two events that I am particularly pleased to announce. When I restructured the company last year, this March quarter was my target for the return to profitability. I am thankful for all the efforts of the employees that have helped make this happen. Our cash balance has increased by $1.2 million in the March quarter from December 31, 1996. We are well positioned to continue to move forward."

         Except for the historical information contained herein, the matters discussed in this press release are forward looking statements that involve risks and uncertainties. Certain risks and uncertainties which may impact the accuracy of the forward looking statements include the timely availability and market acceptance of new products and upgrades and the impact of competitive products and pricing. Actual results may vary. Some of these risks are discussed from time to time in the company's SEC reports.

PLATINUM SOFTWARE CORPORATION

         Platinum Software, the financial software company, develops and markets leading client/server software products for corporations worldwide.
The company's products enable organizations to scale their technology investments to meet the changing needs of their businesses. Founded in 1984, Platinum Software is based in Irvine, California. More information about Platinum Software Corporation and its products and services is available at the Platinum World Wide Web site (http://www.platsoft.com).

                                      ###

Platinum is a registered trademark of Platinum Software Corporation. All other company and product names mentioned in this document are trademarks of the respective companies with which they are associated and are acknowledged.
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PLATINUM ANNOUNCES RESULTS                                              3


                         PLATINUM SOFTWARE CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                               MARCH 31,                 JUNE 30,
ASSETS                                                           1997                      1996
                                                             -----------                -----------
Current assets:
  Cash and cash equivalents                                   $   6,124                  $   5,402
  Short-term investments                                          9,548                     10,098
  Restricted cash                                                   -                        1,006
  Accounts receivable, net                                        8,407                      7,893
  Notes receivable from divestitures, net                           -                          825
  Inventories                                                       367                        460
  Prepaid expenses and other                                      1,653                      1,638
                                                              ---------                  ---------
          Total current assets                                   26,099                     27,322
Property and equipment, net                                       8,090                      8,896
Software development costs, net                                   2,480                      2,250
Acquired intangible assets, net                                     709                      1,088
Other assets                                                        359                        446
                                                              ---------                  ---------
                                                              $  37,737                  $  40,002
LIABILITIES AND STOCKHOLDERS' EQUITY                          =========                  =========

Current liabilities:
  Accounts payable                                            $   3,315                  $   3,436
  Accrued expenses                                                5,836                      7,522
  Accrued restructuring costs                                     1,415                      1,921
  Deferred revenue                                                9,780                     10,912
                                                              ---------                  ---------
            Total current liabilities                            20,346                     23,791
                                                              ---------                  ---------
Stockholders' equity:
  Preferred stock                                                31,692                     31,996
  Common stock                                                       19                         18
  Additional paid-in capital                                    114,477                    111,194
  Less:  notes receivable from officers                         (11,563)                   (11,563)
  Accumulated foreign currency translation adjustments              398                        249
  Accumulated deficit                                          (117,632)                  (115,683)
                                                              ---------                  ---------
          Total stockholders' equity                             17,391                     16,211
                                                              ---------                  ---------
                                                              $  37,737                  $  40,002
                                                              =========                  =========

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PLATINUM ANNOUNCES RESULTS                                                    4


                         PLATINUM SOFTWARE CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                      MARCH 31,                  MARCH 31,
                                                                 1997          1996         1997          1996
                                                               -------      --------      -------      --------
Revenues:
  License fees                                                 $ 6,555      $  3,619      $18,160      $ 14,596
  Consulting and professional services                           2,685         2,153        7,168         8,254
  Support services                                               3,897         2,590       11,078         7,801
  Royalty income                                                   869          -           1,142           505
                                                               -------      --------      -------      --------
                                                                14,006         8,362       37,548        31,156
Cost of revenues                                                 5,403         5,107       14,308        15,657
                                                               -------      --------      -------      --------
          Gross profit                                           8,603         3,255       23,240        15,499
                                                               -------      --------      -------      --------
Operating expenses:
  Sales and marketing                                            5,812         4,659       16,285        15,353
  General and administrative                                       240         5,673        2,966         8,960
  Software development                                           2,259         3,047        6,668        11,192
  Charge for restructuring                                         -           4,200          -           9,800
                                                               -------      --------      -------      --------
                                                                 8,311        17,579       25,919        45,305
                                                               -------      --------      -------      --------
      Income (loss) from operations                                292       (14,324)      (2,679)      (29,806)
Other income (expense), net                                        346          (186)         730          (146)
                                                               -------      --------      -------      --------
      Income (loss) before provision
        for income taxes                                           638       (14,510)      (1,949)      (29,952)
Provision for income taxes                                         -             -            -             -
                                                               -------      --------      -------      --------
      Net income (loss)                                        $   638      $(14,510)     $(1,949)     $(29,952)
                                                               =======      ========      =======       =======
Net income (loss) per share                                    $  0.03      $  (0.97)     $ (0.11)     $  (2.13)
                                                               =======      ========      =======       =======
Shares used in computing net
    income (loss) per share                                     25,222        14,897       18,413        14,087
                                                               =======      ========      =======       =======